POWER OF ATTORNEY


Know all by these presents, that each of the undersigned hereby constitutes and appoints each of William M. Orr and James M. Lurie, signing singly, the undersigned's true and lawful attorney in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Random House, Inc., Random House Ventures L.L.C., Bertelsmann, Inc. or Bertelsmann Multimedia, Inc., as applicable (each such entity, a "Holder"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports a Holder may be required to file in connection with such Holder's ownership, acquisition, or disposition of securities of Audible, Inc. (the "Company");

(2)	do and perform any and all acts for and on behalf of the undersigned, in the undersigned's capacity as an officer of a Holder, which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, in the undersigned's capacity as an officer of a Holder, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned hereby grants to each such attorney-in-act full power and authority to do and perform any and every act and thing whatsoever requisite,necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming any of the Holder's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until none of the Holders is required to file Forms 3, 4, and 5 with respect to the Holder's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of the 30th day of December, 2003.

RANDOM HOUSE, INC.

/s/ Richard Sarnoff
Name:  Richard Sarnoff
Title:  Executive Vice President


RANDOM HOUSE VENTURES L.L.C.

/s/ Richard Sarnoff
Name:  Richard Sarnoff
Title:  President


BERTELSMANN, INC.

/s/ Robert J. Sorrentino
Name:  Robert J. Sorrentino
Title:  President


BERTELSMANN MULTIMEDIA, INC.

/s/ Robert J. Sorrentino
Name:  Robert J. Sorrentino
Title:  President